Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES THIRD QUARTER 2013 FINANCIAL RESULTS;

NET INVESTMENT INCOME OF $0.40 PER SHARE; EARNINGS OF $0.48 PER SHARE;

REGULAR $0.36 PER SHARE DIVIDEND; AND A SPECIAL $0.05 PER SHARE DIVIDEND

SANTA MONICA, Calif., November 7, 2013 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the third quarter ended September 30, 2013 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended September 30, 2013 was $10.6 million, or $0.40 per share on a diluted basis, after preferred dividends and net of $0.10 per share in incentive compensation on net investment income.

•	Net increase in net assets resulting from operations for the quarter ended June 30, 2013 was $12.9 million, or $0.48 per share.

•	Net Asset Value per share at September 30, 2013 increased to $15.06 per share from $14.94 at June 30, 2013.

•	Total acquisitions during the quarter ended September 30, 2013 were $183.7 million and total acquisitions net of total dispositions were $128.2 million.

•	November 7, 2013, our board of directors declared a fourth quarter regular dividend of $0.36 per share and a special dividend of $0.05 per share. Both dividends are payable on December 31, 2013 to shareholders of record as of December 10, 2013.

•	On September 26, 2013, we priced a follow-on offering of 4,370,000 shares of our common stock at $15.76 per share, which closed on October 1, 2013.

•	On September 10, 2013, we expanded our revolving credit facility with Deutsche Bank from $50 million to $100 million and increased the accordion feature that now allows for expansion of the facility up to $200 million.

•	On September 19, 2013, we extended the maturity date on our Wells Fargo led facility from July 31, 2014 to July 31, 2016. Borrowings under this facility will continue to accrue interest at a rate of LIBOR plus 0.44% through July 31, 2014 and at a rate of LIBOR plus 2.50% after July 31, 2014.

“We are very pleased with our third quarter results,” said TCP Capital Corp.’s Chairman and CEO, Howard Levkowitz. “Our strong earnings enabled us to issue a special dividend and to increase our NAV to $15.06 per share from $14.94 per share.  We deployed a record $184 million this quarter into 17 investments.  We continue to see a robust pipeline of deal flow across a variety of industries. As we continue to grow our portfolio, we will take a highly selective approach to choosing investments with a focus on delivering strong risk adjusted returns to our shareholders.”

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PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2013, our investment portfolio consisted of debt and equity positions in 66 portfolio companies with a total fair value of approximately $704.1 million. Debt positions represented approximately 95% of the portfolio fair value, 97% of which were senior secured debt. Equity positions represented approximately 5% of our investment portfolio.

As of September 30, 2013, the weighted average annual effective yield of our debt portfolio was approximately 10.8%.(1) As of September 30, 2013, approximately 74% of our debt portfolio at fair value had floating interest rates, approximately 91% of which had interest rate floors, and approximately 26% of our debt portfolio had fixed interest rates. As of September 30, 2013, we had no debt investments on non-accrual status.

During the three months ended September 30, 2013, we invested approximately $184 million in fifteen new and two existing portfolio companies. The investments were comprised of approximately $143 million in senior secured floating rate loans and, $41 million in senior secured notes. Additionally, we received proceeds from sales and repayments of investment principal of approximately $56 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of September 30, 2013, total assets were $729.3 million, net assets applicable to common shareholders was $401.5 million (exclusive of our follow-on offering which closed on October 1, 2013) and net asset value per share was $15.06, as compared to $623.4 million, $398.2 million, and $14.94 per share, respectively on June 30, 2013.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended September 30, 2013 was approximately $17.3 million, or $0.65 per share, including $0.05 per share from prepayment income, $0.01 per share from original issue discount accretion and $0.03 per share from income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment. Total investment income was net of $0.6 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.02 per share.

Total operating expenses for the three months ended September 30, 2013 were approximately $3.7 million, or $0.14 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.01 per share. We also incurred incentive compensation from net investment income of $2.6 million, or $0.10 per share, incentive compensation from realized gains of $0.1 million, or less than $0.01 per share, and an increase in the reserve for incentive compensation of $0.5 million, or $0.02 per share. Excluding incentive compensation, annualized second quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 4.0% of average net assets.

Net investment income for the three months ended September 30, 2013 was approximately $13.6 million, or $0.51 per share, before related incentive compensation and preferred dividends. Net investment income after related incentive compensation and preferred dividends was $10.6 million, or $0.40 per share.

Net realized gains for the three months ended September 30, 2013 were $0.8 million, or $0.03 per share. During the three months ended September 30, 2013, we recognized $2.1 million, or $0.08 per share, in net unrealized appreciation from mark to market adjustments throughout our portfolio.

Net increase in net assets applicable to common shareholders resulting from operations for the three months ended September 30, 2013 was $12.9 million, or $0.48 per share, as compared to $9.7 million, or $0.40 per share for the quarter ended June 30, 2013.

(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

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LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2013, available liquidity was approximately $42.9 million, comprised of approximately $66 million in available capacity under the credit facilities, less $23.1 million in net outstanding investment commitments (net of approximately $12.6 million in cash and cash equivalents). This excludes net proceeds of $66.5 million from our follow-on offering which closed on October 1, 2013.

Total leverage outstanding at September 30, 2013 was $284.0 million, comprised of $150.0 million on our revolving credit facilities and $134.0 million on our preferred equity facility. The weighted average interest rate on amounts outstanding on the total leverage facility as of September 30, 2013 was 1.22%.

Leverage Program ($300 million):	Rate	Maturity
$116mm Partnership Credit Facility	LIBOR + 0.44%	July 2016
$100mm TCPC Funding Credit Facility	LIBOR + 2.75%	May 2016
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

RECENT DEVELOPMENTS

On November 7, 2013, the Company’s board of directors declared a fourth quarter regular cash dividend of $0.36 per share and a special dividend of $0.05 per share. Both dividends are payable on December 31, 2013 to stockholders of record as of the close of business on December 10, 2013.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, November 7, 2013 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its third quarter results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 84230110 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Third Quarter 2013 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through November 14, 2013. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 84230110.

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TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Investments, at fair value:
Unaffiliated issuers (cost of $690,002,299 and $508,302,758, respectively)	$633,694,938	$440,772,190
Controlled companies (cost of $43,182,589 and $44,964,189 respectively)	19,657,258	22,489,208
Other affiliates (cost of $53,463,548 and $55,803,421, respectively)	50,743,291	54,421,689
Total investments (cost of $786,648,436 and $609,070,368, respectively)	704,095,487	517,683,087

Cash and cash equivalents	12,566,659	18,035,189
Accrued interest income:
Unaffiliated issuers	6,385,367	4,039,149
Controlled companies	44,775	53,524
Other affiliates	803,786	482,634
Deferred debt issuance costs	3,284,278	696,018
Receivable for investments sold	1,287,801	7,727,415
Unrealized appreciation on swaps	52,694	179,364
Options (cost $51,750)	19,152	-
Prepaid expenses and other assets	716,981	345,722
Total assets	729,256,980	549,242,102

Liabilities
Debt	150,000,000	74,000,000
Payable for investments purchased	36,918,454	21,814,819
Incentive allocation payable	2,694,156	-
Interest payable	289,907	119,233
Payable to the Investment Manager	280,451	109,200
Accrued expenses and other liabilities	2,158,495	2,685,015
Total liabilities	192,341,463	98,728,267

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	534,213	526,285
Total preferred limited partner interests	134,534,213	134,526,285
Non-controlling interest
General Partner interest in Special Value Continuation Partners, LP	877,563	-

Net assets applicable to common shareholders	$401,503,741	$315,987,550

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 26,654,802 and 21,477,628
shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	26,655	21,478
Paid-in capital in excess of par	522,441,180	444,234,060
Accumulated net investment income	25,069,435	22,526,179
Accumulated net realized losses	(62,109,479)	(59,023,861)
Accumulated net unrealized depreciation	(83,046,487)	(91,770,306)
Non-controlling interest	(877,563)	-
Net assets applicable to common shareholders	$401,503,741	$315,987,550

Net assets per share	$15.06	$14.71

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TCP Capital Corp.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012 (1)

Investment income
Interest income:
Unaffiliated issuers	$14,257,066	$10,162,568	$41,745,035	$27,140,094
Controlled companies	293,711	360,975	936,296	360,975
Other affiliates	1,938,950	1,310,590	4,035,115	4,556,220
Dividend income:
Other affiliates	-	-	-	1,811,189
Other income:
Unaffiliated issuers	529,011	-	1,105,959	520,580
Controlled companies	183,650	94,726	495,165	440,584
Other affiliates	85,983	182,114	305,739	182,114
Total investment income	17,288,371	12,110,973	48,623,309	35,011,756

Operating expenses
Management and advisory fees	2,205,517	1,737,237	6,110,550	4,986,901
Interest expense	340,711	33,575	663,820	90,023
Administrative expenses	256,806	-	592,422	-
Amortization of deferred debt issuance costs	218,764	110,977	470,242	330,519
Legal fees, professional fees and due diligence expenses	188,284	294,746	489,488	656,522
Commitment fees	85,749	61,487	146,843	193,848
Director fees	76,478	37,500	220,288	137,500
Insurance expense	55,020	37,098	133,816	93,061
Custody fees	45,776	25,797	105,427	72,300
Professional fees relating to the Conversion	-	-	-	411,523
Other operating expenses	227,287	168,903	644,793	276,766
Total operating expenses	3,700,392	2,507,320	9,577,689	7,248,963

Net investment income before taxes	13,587,979	9,603,653	39,045,620	27,762,793
Excise tax expense	-	-	-	502,978
Net investment income	13,587,979	9,603,653	39,045,620	27,259,815

Net realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in unaffiliated issuers	804,482	8,403,999	(2,773,020)	5,299,895
Investments in non-controlled affiliates	-	-	-	718,845
Net realized gain (loss)	804,482	8,403,999	(2,773,020)	6,018,740
Net change in net unrealized appreciation/depreciation	2,132,565	(8,059,602)	8,723,819	(13,059,404)
Net realized and unrealized gain (loss)	2,937,047	344,397	5,950,799	(7,040,664)

Dividends paid on Series A preferred equity facility	(364,043)	(397,050)	(1,131,014)	(1,142,233)
Net change in accumulated dividends on Series A
preferred equity facility	(23,939)	(2,071)	(7,928)	(69,164)
Distributions of incentive allocation to the General Partner from:
Net investment income	(2,639,999)	-	(7,581,335)	-
Net realized gains	(54,157)	-	(312,598)	-
Net change in reserve for incentive allocation	(533,253)	-	(877,563)	-

Net increase in net assets applicable to common
shareholders resulting from operations	$12,909,635	$9,548,929	$35,085,981	$19,007,754

Basic and diluted earnings per common share	$0.48	$0.44	$1.47	N/A
Basic and diluted weighted average common shares
outstanding	26,654,702	21,475,635	23,942,996	N/A

(1)  Prior to the Conversion on April 2, 2012, the Company's portfolio had different objectives.

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ABOUT TCP CAPITAL CORP.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies with established market positions. TCPC focuses on companies with differentiated products and strong regional or national operations and where it has deep industry knowledge and expertise. TCPC’s investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's prospectus supplement dated September 27, 2013 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

TCP Capital Corp.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1094

investor.relations@tcpcapital.com

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